Exhibit (a)(5)(C)

FOR IMMEDIATE RELEASE

Contact: Nick Zangari

(502) 394-1157

Nick.Zangari@kyderby.com

Churchill Downs Announces Preliminary Results of Cash Tender Offer

LOUISVILLE, Ky. (February 8, 2018) — Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN) today announced the preliminary results of its “modified Dutch auction” tender offer, which expired at 11:59 p.m., New York City time, on February 7, 2018.

Based on the preliminary count by American Stock Transfer & Trust Company LLC, the depositary for the tender offer, a total of approximately 2.3 million shares of CDI’s common stock were properly tendered and not properly withdrawn at or below a purchase price of $265 per share, including approximately 0.5 million shares that were tendered by notice of guaranteed delivery.

In accordance with the terms and conditions of the tender offer and based on the preliminary count by the depositary, CDI expects to accept for payment, at a purchase price of $265, approximately 1.9 million shares properly tendered at or below the purchase price and not properly withdrawn before the expiration date, at an aggregate cost of approximately $500,000,000, excluding fees and expenses relating to the tender offer. CDI expects to accept the shares for payment on a pro rata basis, except for tenders of “odd lots,” which will be accepted in full, and has been informed by the depositary that the preliminary proration factor for the tender offer is approximately 82.7%. The shares expected to be purchased represent approximately 12.3% of CDI’s common stock issued and outstanding as of February 6, 2018.

The number of shares expected to be purchased in the tender offer, the per share and total purchase prices and the proration factor are based on the assumption that all shares tendered through notice of guaranteed delivery will be delivered within the prescribed two trading day settlement period. The final number of shares to be purchased, the final per share and total purchase prices and the final proration factor will be announced following the expiration of the guaranteed delivery period and the completion by the depositary of the confirmation process. To the extent shares tendered through notice of guaranteed delivery are not delivered within the prescribed two trading day settlement period, the number of shares we accept, the per share and total purchase prices and the final proration factor may differ from the preliminary amounts above. Payment for the shares accepted for payment pursuant to the tender offer, and the return of all other shares tendered and not purchased, will occur promptly thereafter.

J.P. Morgan Securities LLC is the dealer manager for the tender offer. Georgeson LLC is the information agent for the tender offer, and American Stock Transfer & Trust Company, LLC is the depositary for the tender offer. All inquiries regarding the tender offer may be directed to J.P. Morgan Securities LLC at (877) 371-5947 (toll-free) or (212) 622-4401 (direct) or Georgeson LLC at (866) 628-6024.

About Churchill Downs Incorporated

Churchill Downs Incorporated (CDI) (NASDAQ:CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and-mortar casino gaming with approximately 10,000 gaming positions in eight states, and we are the largest legal online account wagering platform for horseracing in the United States, through our ownership of TwinSpires.com.

Information set forth in this press release contains various “forward-looking statements”. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers’ confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the effect of changes in tax laws on our Company or an investment in our Shares, including as a result of changes made pursuant to recently enacted U.S. tax legislation; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; disruption from the sale of Big Fish Games making it more difficult to maintain business and operational relationships; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment- related risks, such as chargebacks for fraudulent credit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; and failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering.